               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 5, 2001 relating to the financial statements of Vertical
Health Solutions, Inc. as of December 31, 2000 and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

December 7, 2001
Denver, Colorado